SECURITIES AND EXCHANGE COMMISSION

                              Washington, D. C. 20549


                                       FORM 8-K

                                     CURRENT REPORT


                           Pursuant to Section 13 or 15(d) of
                           the Securities Exchange Act of 1934


Date of Report:  May 10, 1995
Date of earliest event reported:  May 10, 1995


                                         ASHLAND INC.
                 (Exact name of registrant as specified in its charter)


                                          Kentucky
                     (State or other jurisdiction of incorporation)

        1-2918                                          61--0122250
(Commission File Number)                             (I.R.S. Employer
                                                    Identification No.)


1000 Ashland Drive, Russell, Kentucky                       41169
(Address of principal executive offices)                  (Zip Code)


P.O. Box 391, Ashland, Kentucky                             41114
     (Mailing Address)                                    (Zip Code)


Registrant's telephone number, including area code (606) 329-3333


                                                       Total of  5  Pages
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Item 5.  Other Events

     On May 10, 1995, the Registrant issued a press release announcing that Ashland Petroleum Company, its largest division, has announced a management reorganization and has instituted an enhanced early retirement program with a goal of eliminating 250 positions. If the goal is not achieved through the early retirement program, an involuntary workforce reduction will be necessary. The Registrant expects to record a one-time, pre-tax charge of approximately $25 million during fiscal year 1995 as a result of the program. The foregoing summary of the attached press release is qualified in its entirety by the complete text of such document, a copy of which is attached hereto.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

         (99) Press Release

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
                                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 ASHLAND INC.
                                    ------------------------------------
                                                 (Registrant)



Date:  May 10, 1995                           /s/  Thomas L. Feazell
                                    ------------------------------------
                                    Name:   Thomas L. Feazell
                                    Title:  Senior Vice President,
                                            General Counsel and Secretary

                                 Exhibit Index

Exhibit No.                                                    Page No.

    99           Press Release of the Registrant dated             5
                 May 10, 1995


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